Exhibit 99.1
MSCI Reports Financial Results for Fourth Quarter and Full Year 2025

New York – January 28, 2026 – MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), announced its financial results for the three months ended December 31, 2025 (“fourth quarter 2025”) and full year ended December 31, 2025 (“full year 2025”).

Financial and Operational Highlights for Fourth Quarter 2025
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended December 31, 2024 (“fourth quarter 2024”) and Run Rate percentage changes are relative to December 31, 2024).

•Operating revenues of $822.5 million, up 10.6%; Organic operating revenue growth of 10.2%
•Recurring subscription revenues up 7.5%; Asset-based fees up 20.7%
•Operating margin of 56.4%; Adjusted EBITDA margin of 62.2%
•Diluted EPS of $3.81, down 2.3%; Adjusted EPS of $4.66, up 11.5%
•New recurring subscription sales up by 11.7%; Organic recurring subscription Run Rate growth of 7.7%; Retention Rate of 93.4%
•In full year 2025 and through January 27, 2026, a total of $2,470.0 million or 4,411,907 shares were repurchased at an average repurchase price of $559.85
•In fourth quarter 2025, dividends of $134.7 million were paid to shareholders; Cash dividend of $2.05 per share declared by MSCI Board of Directors for first quarter 2026, an increase of 13.9%

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands, except per share data (unaudited)	2025	2024	% Change	2025	2024	% Change
Operating revenues	$822,528	$743,509	10.6%	$3,134,459	$2,856,128	9.7%
Operating income	$463,620	$405,194	14.4%	$1,713,567	$1,528,518	12.1%
Operating margin %	56.4%	54.5%		54.7%	53.5%

Net income	$284,669	$305,515	(6.8)%	$1,202,305	$1,109,128	8.4%

Diluted EPS	$3.81	$3.90	(2.3)%	$15.69	$14.05	11.7%
Adjusted EPS	$4.66	$4.18	11.5%	$17.28	$15.20	13.7%

Adjusted EBITDA	$512,002	$452,254	13.2%	$1,906,452	$1,716,484	11.1%
Adjusted EBITDA margin %	62.2%	60.8%		60.8%	60.1%

“In the fourth quarter, MSCI delivered strong results while achieving a number of key milestones, including our 11th straight year of double-digit adjusted EPS growth, a record asset-based-fee run rate driven by record inflows into ETF products linked to our indexes, and our best-ever quarter for recurring sales in Index,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“MSCI’s deep-rooted competitive advantages have helped us build momentum across product lines and client segments. With emerging client segments, in particular, we are doubling down on key opportunities while reinforcing our role as the essential intelligence layer of global investing. As a result, MSCI is well positioned to benefit from AI and use it to increase the value of our solutions,” Fernandez added.

Fourth Quarter Consolidated Results
Operating Revenues: Operating revenues were $822.5 million, up 10.6%. Organic operating revenue growth was 10.2%. The $79.0 million increase was driven by $40.9 million in higher recurring subscription revenues, $36.3 million in higher asset-based fees and a $1.8 million increase in non-recurring revenues.
Run Rate and Retention Rate: Total Run Rate at December 31, 2025 was $3,301.6 million, up 13.0%. Recurring subscription Run Rate increased by $206.0 million and asset-based fees Run Rate increased by $173.9 million. Organic recurring subscription Run Rate growth was 7.7%. Retention Rate in fourth quarter 2025 was 93.4%, compared to 93.1% in fourth quarter 2024.

Expenses: Total operating expenses were $358.9 million, up 6.1%. Adjusted EBITDA expenses were $310.5 million, up 6.6%, primarily reflecting higher compensation and benefits costs as a result of increased headcount costs as well as higher severance costs. The increase was also driven by higher non-compensation costs, primarily reflecting higher information technology and occupancy costs.

Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 4.7% and 5.1%, respectively.

Operating Income: Operating income was $463.6 million, up 14.4%. Operating income margin in fourth quarter 2025 was 56.4%, compared to 54.5% in fourth quarter 2024.

Headcount: As of December 31, 2025, we had 6,268 employees, reflecting a 2.2% increase, with 29% and 71% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $74.8 million in fourth quarter 2025, as compared to $41.8 million for the fourth quarter 2024, primarily driven by higher interest expenses reflecting higher debt levels and an $11.8 million loss resulting from the full write-off of the investment in a minority investee.

Income Taxes: In the fourth quarter 2025, the effective tax rate was 26.8% compared to 15.9% in the fourth quarter 2024. The increase was primarily driven by a 9.6% impact from the recognition of a deferred intercompany gain related to an internal legal entity restructuring completed on January 4, 2026. The Company expects to recognize a discrete tax benefit of approximately $88 million in 2026 related to the subsequent phases of the internal legal entity restructuring subject to adjustment pending finalization of tax calculations.

Net Income: As a result of the factors described above, net income was $284.7 million, down 6.8%.

Adjusted EBITDA: Adjusted EBITDA was $512.0 million, up 13.2%. Adjusted EBITDA margin in fourth quarter 2025 was 62.2%, compared to 60.8% in fourth quarter 2024.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$246,351	$228,438	7.8%	$957,897	$882,367	8.6%
Asset-based fees	211,668	175,339	20.7%	770,670	657,501	17.2%
Non-recurring	21,053	16,422	28.2%	58,241	56,277	3.5%
Total operating revenues	479,072	420,199	14.0%	1,786,808	1,596,145	11.9%
Adjusted EBITDA expenses	105,056	97,043	8.3%	420,800	374,091	12.5%
Adjusted EBITDA	$374,016	$323,156	15.7%	$1,366,008	$1,222,054	11.8%
Adjusted EBITDA margin %	78.1%	76.9%		76.4%	76.6%

Index operating revenues were $479.1 million, up 14.0%. The $58.9 million increase was driven by $36.3 million in higher asset-based fees, $17.9 million in higher recurring subscription revenues and a $4.6 million increase in non-recurring revenues. Organic operating revenue growth for Index was 14.0%.

The growth in recurring subscription revenues was primarily driven by growth from market-cap weighted Index products.

The growth in revenues attributed to asset-based fees were primarily driven by ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes, primarily due to an increase in average AUM, partially offset by a decrease in average basis point fees.

Index Run Rate as of December 31, 2025 was $1.9 billion, up 16.2%. The $261.3 million increase was comprised of a $173.9 million increase in asset-based fees and a $87.4 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate was primarily driven by higher AUM in ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted and custom Index products. The increase reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for Index was 9.3%.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$179,660	$167,781	7.1%	$697,488	$658,610	5.9%
Non-recurring	2,679	4,971	(46.1)%	16,909	16,479	2.6%
Total operating revenues	182,339	172,752	5.5%	714,397	675,089	5.8%
Adjusted EBITDA expenses	98,483	88,628	11.1%	371,867	346,794	7.2%
Adjusted EBITDA	$83,856	$84,124	(0.3)%	$342,530	$328,295	4.3%
Adjusted EBITDA margin %	46.0%	48.7%		47.9%	48.6%

Analytics operating revenues were $182.3 million, up 5.5%. The $9.6 million increase was driven by growth from recurring subscriptions related to both Equity and Multi-Asset Class Analytics products. Organic operating revenue growth for Analytics was 5.5%.

Analytics Run Rate as of December 31, 2025, was $757.4 million, up 8.4%. The increase of $59.0 million was driven by growth in both Multi-Asset Class and Equity Analytics products, reflecting growth across all regions and client segments. Organic recurring subscription Run Rate growth for Analytics was 7.0%.

Sustainability and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$87,961	$82,881	6.1%	$346,401	$318,835	8.6%
Non-recurring	2,299	2,338	(1.7)%	7,514	7,766	(3.2)%
Total operating revenues	90,260	85,219	5.9%	353,915	326,601	8.4%
Adjusted EBITDA expenses	52,087	55,521	(6.2)%	225,438	221,893	1.6%
Adjusted EBITDA	$38,173	$29,698	28.5%	$128,477	$104,708	22.7%
Adjusted EBITDA margin %	42.3%	34.8%		36.3%	32.1%

Sustainability and Climate operating revenues were $90.3 million, up 5.9%. The $5.0 million increase was primarily driven by growth from recurring subscriptions related to Ratings and Climate products, with growth primarily attributable to EMEA. Organic operating revenue growth for Sustainability and Climate was 3.1%.

Sustainability and Climate Run Rate as of December 31, 2025, was $378.1 million, up 10.0%. The $34.4 million increase primarily reflected growth in Ratings and Climate products, with growth primarily attributable to EMEA. The increase was primarily driven by growth in the asset manager, insurance and wealth manager client segments. Organic recurring subscription Run Rate growth for Sustainability and Climate was 4.9%.

All Other – Private Assets:

Table 1D: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2025	2024	% Change	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$70,262	$64,199	9.4%	$276,918	$254,633	8.8%
Non-recurring	595	1,140	(47.8)%	2,421	3,660	(33.9)%
Total operating revenues	70,857	65,339	8.4%	279,339	258,293	8.1%
Adjusted EBITDA expenses	54,900	50,063	9.7%	209,902	196,866	6.6%
Adjusted EBITDA	$15,957	$15,276	4.5%	$69,437	$61,427	13.0%
Adjusted EBITDA margin %	22.5%	23.4%		24.9%	23.8%

All Other – Private Assets operating revenues, which reflect the Real Assets and the Private Capital Solutions operating segments, were $70.9 million, up 8.4%. The growth in revenue is primarily driven by growth from recurring subscriptions in Private Capital Solutions related to Private Capital Intel and Total Plan Manager products, as well as growth from recurring subscriptions in Real Assets related to Portfolio Performance Insights product. Organic operating revenue growth for All Other – Private Assets was 6.6%.

All Other – Private Assets Run Rate, which reflects the Real Assets and the Private Capital Solutions operating segments, was $292.0 million as of December 31, 2025, up 9.5%. The increase primarily reflected growth from Private Capital Solutions related to Total Plan Manager, Private Capital Transparency Data and Private Capital Intel products, and reflected growth across all regions. The increase was primarily driven by growth in asset owner and asset manager client segments. Organic recurring subscription Run Rate growth for All Other – Private Assets was 7.4%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $515.3 million as of December 31, 2025. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amount of debt outstanding as of December 31, 2025 was $6.2 billion. The total debt to net income ratio (based on trailing twelve months net income) was 5.2x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.3x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

On November 6, 2025, the Company issued $500.0 million aggregate principal amount of 5.15%
Senior Unsecured Notes due 2036 (the “2036 Senior Notes”) in a registered public offering. The
2036 Senior Notes mature on March 15, 2036.

Capex and Cash Flow: Capex was $36.3 million, and net cash provided by operating activities increased by 16.4% to $501.1 million, primarily reflecting higher cash collections from customers, partially offset by higher cash expenses and income taxes paid in the quarter. Free cash flow (non-GAAP) for fourth quarter 2025 was up 17.8% to $464.8 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 74.7 million in fourth quarter 2025, down 4.7% year-over-year. Total shares outstanding as of December 31, 2025 were 73.6 million. A total of $2.1 billion remains on the outstanding share repurchase authorization as of January 27, 2026.

Dividends: Approximately $134.7 million in dividends were paid to shareholders in fourth quarter 2025. On January 27, 2026, the MSCI Board of Directors declared a cash dividend of $2.05 per share for first quarter 2026, payable on February 27, 2026 to shareholders of record as of the close of trading on February 13, 2026.

Full-Year 2026 Guidance
MSCI's guidance for the year ending December 31, 2026 (“Full-Year 2026”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Guidance for Full-Year 2026
Operating Expense	$1,490 to $1,530 million
Adjusted EBITDA Expense	$1,305 to $1,335 million
Interest Expense (including amortization of financing fees)(1)	$274 to $280 million
Depreciation & Amortization Expense	$185 to $195 million
Effective Tax Rate(2)	18.0% to 20.0%
Capital Expenditures	$160 to $170 million
Net Cash Provided by Operating Activities	$1,640 to $1,690 million
Free Cash Flow	$1,470 to $1,530 million

(1) A portion of our annual interest expense is from our variable rate indebtedness under our revolving credit facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) and indebtedness levels can cause our annual interest expense to vary.

(2) Excludes the impact of a multi-phase internal legal entity restructuring that commenced in 2025 and was completed on January 4, 2026. We expect to recognize a tax benefit of approximately $88 million in 2026, subject to adjustment pending finalization of tax calculations, which will be excluded from applicable non-GAAP measures when presented.

Conference Call Information

MSCI’s senior management will review the fourth quarter and full year 2025 results on Wednesday, January 28, 2026 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations. Participants who wish to join via telephone should click here to register in advance. Registered participants will receive an email confirmation with a unique PIN to access the conference call. The earnings call webcast will include an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

About MSCI Inc.
MSCI Inc. (NYSE: MSCI) strengthens global markets by connecting participants across the financial ecosystem with a common language. Our research-based data, analytics and indexes, supported by advanced technology, set standards for global investors and help our clients understand risks and opportunities so they can make better decisions and unlock innovation. We serve asset managers and owners, private-market sponsors and investors, hedge funds, wealth managers, banks, insurers and corporates. To learn more, please visit www.msci.com. MSCI#IR

MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan    +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh    + 1 917 825 7111

Media Inquiries
PR@msci.com
Melanie Blanco    +1 212 981 1049
Konstantinos Makrygiannis    + 44 (0)7768 930056
Tina Tan    + 852 2844 9320

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2026 guidance. These forward-looking statements relate to future events or to future financial performance and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 7, 2025 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its investor relations website ir.msci.com and social media outlets, such as LinkedIn or X (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Run Rate, Retention Rate, subscription sales, subscription cancellations and non-recurring sales.

A substantial portion of MSCI’s operating revenues is derived from recurring subscriptions or licenses for products and services that are ongoing in nature and provided over contractually agreed periods, which are subject to renewal or cancellation upon the expiration of the then-current term. In addition, we generate non-recurring revenues from one-time sales and other transactions or services that are discrete in nature or that have a defined life. The operating metrics defined below help management assess the stability and growth of this recurring-revenue base and track non-recurring revenues. There have been no changes to the methodologies used to compute these metrics compared with prior periods.

Run Rate estimates, at a specific point in time, the annualized value of the recurring portion of executed client contracts (“Client Contracts”) expected to generate revenues over the next 12 months, assuming that all such Client Contracts are renewed and using fixed foreign exchange rates. Run Rate includes new Client Contracts upon execution, even if the license start date and related revenue recognition occur later.
For Client Contracts where fees are linked to an investment product’s assets or trading volume or fees (referred to as “Asset-based Fees”), the Run Rate calculation is based on:
•For exchange-traded funds (“ETFs”): assets under management as of the last trading day of the period;
•For non-ETF products: the most recent client-reported assets under management; and
•For listed futures and options contracts: the most recent quarterly volumes and/or reported exchange fees.
Run Rate excludes fees associated with one-time or other non-recurring transactions.
We remove from Run Rate the annualized fee value associated with products or services under any Client Contracts when (i) we have received a notice of termination, reduction in fees, non-renewal or other clear indication that the client does not intend to continue its subscription at then current fees; and (ii) management has determined that such notice or indication reflects the client’s final decision to terminate, not renew or renew at a lower fee the applicable products or services, even if such termination or non-renewal is not yet effective (each such event, a “Subscription Cancellation”).

In general, when a client reduces the fees paid to MSCI associated with a reduction in the number of products or services to which it subscribes within a segment, or a switch between products or services within a segment, unless the client switches to a product or service that management considers a replacement, such reduction or switch is treated as a Subscription Cancellation, including for purposes of calculating MSCI’s Retention Rate (as detailed below). In the cases where the client switches products or services to a replacement service, only the net decrease, if any, is reported as a cancellation.

•In the Analytics and Sustainability and Climate operating segments, substantially all such product or service switches are treated as replacements and are netted accordingly.
•In contrast, in the Index, Real Assets, and Private Capital Solutions operating segments, such netting treatment is applied only in limited circumstances.
Organic recurring subscription Run Rate growth is defined as the period-over-period growth in Run Rate, excluding:
•The impact of changes in foreign currency exchange rates;
•The impact of acquisitions during the first 12 months following the transaction date; and
•The impact of divestitures, where Run Rate from divested businesses are excluded from prior period Run Rates.
Retention Rate is a key performance metric that provides insight into the stability and durability of MSCI’s recurring revenue base. Subscription cancellations reduce Run Rate and, over time, lower future operating revenues.

For full-year periods, Retention Rate is calculated as the retained subscription Run Rate, which is defined as the subscription Run Rate at the beginning of the fiscal year minus actual subscription cancellations during the fiscal year, expressed as a percentage of the subscription Run Rate at the beginning of the fiscal year.

For interim (non-annual) periods, Retention Rate is presented on an annualized basis. The annualized Retention Rate is calculated by:
1.Dividing annualized subscription cancellations in the period by the subscription Run Rate at the beginning of the fiscal year, to determine a cancellation rate; and
2.Subtracting that rate from 100%, to derive the annualized Retention Rate.
Retention Rate is calculated by operating segment and is based on an individual product or service level within each segment. We do not calculate Retention Rate for the portion of Run Rate attributable to Asset-based Fees.

Sales represents the annualized value of products and services that clients have committed to purchase from MSCI and that are expected to result in additional operating revenues.

Non-recurring sales represent the aggregate value of client agreements entered into during the period that generate non-recurring fees and are not included in Run Rate (as defined elsewhere herein), even if such agreements span multiple periods or years.

New recurring subscription sales represent the annualized value of additional client commitments entered into during the period - such as new Client Contracts, expansions of existing Client Contracts or price increases - that contribute to Run Rate.

Net new recurring subscription sales represent new recurring subscription sales minus the impact of Subscription Cancellations, capturing the net impact to Run Rate for the period.

Total gross sales is the sum of new recurring subscription sales and non-recurring sales.

Total net sales is total gross sales minus the impact of Subscription Cancellations.

Starting from third quarter 2025, MSCI updated the presentation of certain client segments to align with our client-servicing and go-to-market approaches. The commentary regarding Run Rate in this earnings release reflects these updated client segments. These changes are presentation updates only and do not impact MSCI’s GAAP operating segments, reported revenues, or consolidated Subscription Run Rate for any period presented.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.

“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs, the impact related to the write-off of deferred fees on debt extinguishment, the impact related to certain gains or losses on investees, and the impact of certain discrete tax items.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen

MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands, except per share data	2025	2024	2025	2024
Operating revenues	$822,528	$743,509	$3,134,459	$2,856,128
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	143,381	131,567	550,366	514,382
Selling and marketing	83,056	76,835	319,829	291,220
Research and development	41,124	38,471	177,596	158,653
General and administrative	42,965	44,382	180,216	182,340
Amortization of intangible assets	40,911	42,721	169,480	164,037
Depreciation and amortization of property,
equipment and leasehold improvements	7,471	4,339	23,405	16,978
Total operating expenses(1)	358,908	338,315	1,420,892	1,327,610

Operating income	463,620	405,194	1,713,567	1,528,518

Interest income	(4,098)	(3,902)	(16,012)	(21,277)
Interest expense	63,593	45,505	209,889	185,500
Other expense (income)	15,287	246	25,434	8,127
Other expense (income), net	74,782	41,849	219,311	172,350

Income before provision for income taxes	388,838	363,345	1,494,256	1,356,168

Provision for income taxes	104,169	57,830	291,951	247,040
Net income	284,669	305,515	1,202,305	1,109,128

Earnings per basic common share	$3.82	$3.91	$15.72	$14.09

Earnings per diluted common share	$3.81	$3.90	$15.69	$14.05

Weighted average shares outstanding used
in computing earnings per share:

Basic	74,561	78,070	76,504	78,710
Diluted	74,697	78,365	76,636	78,960

(1) Includes stock-based compensation expense of $25.6 million and $23.3 million for the three months ended Dec. 31, 2025 and Dec. 31, 2024, respectively. Includes stock-based compensation expense of $111.8 million and $96.4 million for the year ended Dec. 31, 2025 and Dec. 31, 2024, respectively.

Table 3: Condensed Consolidated Balance Sheet (unaudited)

	As of
	Dec. 31,	Dec. 31,
In thousands	2025	2024
ASSETS
Current assets:
Cash and cash equivalents (includes restricted cash of $3,667 and $3,497 at December 31, 2025 and December 31, 2024, respectively)	$515,332	$409,351
Accounts receivable (net of allowances of $6,421 and $5,284 at December 31, 2025 and December 31, 2024, respectively)	986,712	820,709
Other current assets	142,725	113,961
Total current assets	1,644,769	1,344,021
Property, equipment and leasehold improvements, net	87,299	70,885
Right of use assets	112,873	119,435
Goodwill	2,923,362	2,915,167
Intangible assets, net	832,513	907,613
Other non-current assets	101,643	88,318
Total assets	$5,702,459	$5,445,439

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Deferred revenue	$1,231,776	$1,123,423
Other current liabilities	597,937	462,231
Total current liabilities	1,829,713	1,585,654
Long-term debt	6,202,286	4,510,816
Long-term operating lease liabilities	107,531	121,153
Other non-current liabilities	217,469	167,813
Total liabilities	8,356,999	6,385,436

Total shareholders' equity (deficit)	(2,654,540)	(939,997)
Total liabilities and shareholders' equity (deficit)	$5,702,459	$5,445,439

Table 4: Condensed Consolidated Statement of Cash Flow (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands	2025	2024	2025	2024
Cash flows from operating activities
Net income	$284,669	$305,515	$1,202,305	$1,109,128
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	40,911	42,721	169,480	164,037
Stock-based compensation expense	25,571	22,969	111,343	95,204
Depreciation and amortization of property, equipment and leasehold improvements	7,471	4,339	23,405	16,978
Amortization of right of use assets	7,217	5,678	25,685	25,260
Loss on extinguishment of debt	—	—	—	1,510
Loss on investment in investee	11,768	—	11,768	—
Other adjustments	13,551	(27,089)	68,483	16,767
Net changes in other operating assets and liabilities	109,972	76,500	(24,023)	72,743
Net cash provided by operating activities	501,130	430,633	1,588,446	1,501,627

Cash flows from investing activities
Acquisition of a business, net of cash acquired	—	—	—	(27,467)
Capitalized software development costs	(23,851)	(21,708)	(90,542)	(81,356)
Capital expenditures	(12,439)	(14,247)	(39,319)	(33,762)
Other	(160)	(778)	(203)	(1,670)
Net cash used in investing activities	(36,450)	(36,733)	(130,064)	(144,255)

Cash flows from financing activities
Repurchase of common stock held in treasury	(906,822)	(374,048)	(2,484,305)	(885,266)
Payment of dividends	(135,135)	(125,129)	(556,521)	(509,109)
Repayment of borrowings	(175,000)	(195,000)	(1,101,875)	(559,063)
Proceeds from borrowings, net of discount	874,088	220,000	2,805,963	556,875
Payment of debt issuance costs	(7,311)	—	(20,082)	(3,739)
Payment of contingent consideration and deferred purchase price from acquisitions	—	(2,006)	(12,145)	(2,006)
Proceeds from exercise of stock options	390	—	6,975	—
Net cash used in financing activities	(349,790)	(476,183)	(1,361,990)	(1,402,308)

Effect of exchange rate changes	353	(9,345)	9,589	(7,406)

Net increase (decrease) in cash, cash equivalents and restricted cash	115,243	(91,628)	105,981	(52,342)
Cash, cash equivalents and restricted cash, beginning of period	400,089	500,979	409,351	461,693
Cash, cash equivalent and restricted cash, end of period	$515,332	$409,351	$515,332	$409,351

Table 5: Operating Results (unaudited)

Index	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$246,351	$228,438	7.8%	$957,897	$882,367	8.6%
Asset-based fees	211,668	175,339	20.7%	770,670	657,501	17.2%
Non-recurring	21,053	16,422	28.2%	58,241	56,277	3.5%
Total operating revenues	479,072	420,199	14.0%	1,786,808	1,596,145	11.9%
Adjusted EBITDA expenses	105,056	97,043	8.3%	420,800	374,091	12.5%
Adjusted EBITDA	$374,016	$323,156	15.7%	$1,366,008	$1,222,054	11.8%
Adjusted EBITDA margin %	78.1%	76.9%		76.4%	76.6%

Analytics	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$179,660	$167,781	7.1%	$697,488	$658,610	5.9%
Non-recurring	2,679	4,971	(46.1)%	16,909	16,479	2.6%
Total operating revenues	182,339	172,752	5.5%	714,397	675,089	5.8%
Adjusted EBITDA expenses	98,483	88,628	11.1%	371,867	346,794	7.2%
Adjusted EBITDA	$83,856	$84,124	(0.3)%	$342,530	$328,295	4.3%
Adjusted EBITDA margin %	46.0%	48.7%		47.9%	48.6%

Sustainability and Climate	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$87,961	$82,881	6.1%	$346,401	$318,835	8.6%
Non-recurring	2,299	2,338	(1.7)%	7,514	7,766	(3.2)%
Total operating revenues	90,260	85,219	5.9%	353,915	326,601	8.4%
Adjusted EBITDA expenses	52,087	55,521	(6.2)%	225,438	221,893	1.6%
Adjusted EBITDA	$38,173	$29,698	28.5%	$128,477	$104,708	22.7%
Adjusted EBITDA margin %	42.3%	34.8%		36.3%	32.1%

All Other - Private Assets	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$70,262	$64,199	9.4%	$276,918	$254,633	8.8%
Non-recurring	595	1,140	(47.8)%	2,421	3,660	(33.9)%
Total operating revenues	70,857	65,339	8.4%	279,339	258,293	8.1%
Adjusted EBITDA expenses	54,900	50,063	9.7%	209,902	196,866	6.6%
Adjusted EBITDA	$15,957	$15,276	4.5%	$69,437	$61,427	13.0%
Adjusted EBITDA margin %	22.5%	23.4%		24.9%	23.8%

Consolidated	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2025	2024	Change	2025	2024	Change
Operating revenues:
Recurring subscriptions	$584,234	$543,299	7.5%	$2,278,704	$2,114,445	7.8%
Asset-based fees	211,668	175,339	20.7%	770,670	657,501	17.2%
Non-recurring	26,626	24,871	7.1%	85,085	84,182	1.1%
Operating revenues total	822,528	743,509	10.6%	3,134,459	2,856,128	9.7%
Adjusted EBITDA expenses	310,526	291,255	6.6%	1,228,007	1,139,644	7.8%
Adjusted EBITDA	$512,002	$452,254	13.2%	$1,906,452	$1,716,484	11.1%
Operating margin %	56.4%	54.5%		54.7%	53.5%
Adjusted EBITDA margin %	62.2%	60.8%		60.8%	60.1%

Table 6: Sales and Retention Rate (unaudited)(1)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2025	2024	Change	2025	2024	Change
Index
New recurring subscription sales	$45,557	$38,110	19.5%	$126,698	$118,191	7.2%
Subscription cancellations	(10,873)	(10,854)	0.2%	(38,279)	(45,730)	(16.3)%
Net new recurring subscription sales	$34,684	$27,256	27.3%	$88,419	$72,461	22.0%
Non-recurring sales	$23,518	$18,153	29.6%	$66,022	$62,840	5.1%
Total gross sales	$69,075	$56,263	22.8%	$192,720	$181,031	6.5%
Total Index net sales	$58,202	$45,409	28.2%	$154,441	$135,301	14.1%

Index Retention Rate	95.3%	95.0%		95.9%	94.7%

Analytics
New recurring subscription sales	$27,728	$26,282	5.5%	$88,651	$82,419	7.6%
Subscription cancellations	(11,077)	(11,105)	(0.3)%	(39,787)	(39,106)	1.7%
Net new recurring subscription sales	$16,651	$15,177	9.7%	$48,864	$43,313	12.8%
Non-recurring sales	$5,070	$2,556	98.4%	$16,619	$16,368	1.5%
Total gross sales	$32,798	$28,838	13.7%	$105,270	$98,787	6.6%
Total Analytics net sales	$21,721	$17,733	22.5%	$65,483	$59,681	9.7%

Analytics Retention Rate	93.7%	93.3%		94.3%	94.1%

Sustainability and Climate
New recurring subscription sales	$15,227	$16,036	(5.0)%	$40,186	$55,397	(27.5)%
Subscription cancellations	(7,766)	(5,493)	41.4%	(23,301)	(22,989)	1.4%
Net new recurring subscription sales	$7,461	$10,543	(29.2)%	$16,885	$32,408	(47.9)%
Non-recurring sales	$1,041	$2,163	(51.9)%	$5,016	$9,015	(44.4)%
Total gross sales	$16,268	$18,199	(10.6)%	$45,202	$64,412	(29.8)%
Total Sustainability and Climate net sales	$8,502	$12,706	(33.1)%	$21,901	$41,423	(47.1)%

Sustainability and Climate Retention Rate	91.0%	93.1%		93.2%	92.8%

All Other - Private Assets
New recurring subscription sales	$13,502	$10,881	24.1%	$42,772	$40,758	4.9%
Subscription cancellations	(7,185)	(8,573)	(16.2)%	(23,141)	(23,685)	(2.3)%
Net new recurring subscription sales	$6,317	$2,308	173.7%	$19,631	$17,073	15.0%
Non-recurring sales	$1,547	$1,517	2.0%	$4,304	$3,878	11.0%
Total gross sales	$15,049	$12,398	21.4%	$47,076	$44,636	5.5%
Total All Other - Private Assets net sales	$7,864	$3,825	105.6%	$23,935	$20,951	14.2%

All Other - Private Assets Retention Rate	89.2%	86.4%		91.3%	90.6%

Consolidated
New recurring subscription sales	$102,014	$91,309	11.7%	$298,307	$296,765	0.5%
Subscription cancellations	(36,901)	(36,025)	2.4%	(124,508)	(131,510)	(5.3)%
Net new recurring subscription sales	$65,113	$55,284	17.8%	$173,799	$165,255	5.2%
Non-recurring sales	$31,176	$24,389	27.8%	$91,961	$92,101	(0.2)%
Total gross sales	$133,190	$115,698	15.1%	$390,268	$388,866	0.4%
Total net sales	$96,289	$79,673	20.9%	$265,760	$257,356	3.3%

Total Retention Rate	93.4%	93.1%		94.4%	93.7%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Year Ended
	Dec. 31,	Mar. 31,	June 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
In billions	2024	2025	2025	2025	2025	2024	2025
Beginning Period AUM in ETFs linked to MSCI equity indexes	$1,761.8	$1,724.7	$1,783.1	$2,024.6	$2,211.0	$1,468.9	$1,724.7

Market Appreciation/(Depreciation)	(85.3)	16.4	193.0	140.0	62.8	140.0	412.2
Cash Inflows	48.2	42.0	48.5	46.4	66.9	115.8	203.8
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,724.7	$1,783.1	$2,024.6	$2,211.0	$2,340.7	$1,724.7	$2,340.7

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,755.4	$1,793.7	$1,868.7	$2,108.4	$2,274.5	$1,632.9	$2,011.3

Period-End Basis Point Fee(3)	2.44	2.43	2.43	2.41	2.41	2.44	2.41

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed or furnished with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate (unaudited)(1)

	As of
	Dec. 31,	Dec. 31,	%	%
In thousands	2025	2024	Run Rate Growth	Organic Run Rate Growth
Index
Recurring subscriptions	$1,021,651	$934,251	9.4%	9.3%
Asset-based fees	852,464	678,599	25.6%	25.6%
Index Run Rate	1,874,115	1,612,850	16.2%	16.2%

Analytics Run Rate	757,366	698,377	8.4%	7.0%

Sustainability and Climate Run Rate	378,102	343,741	10.0%	4.9%

All Other - Private Assets Run Rate	291,993	266,719	9.5%	7.4%

Total Run Rate	$3,301,576	$2,921,687	13.0%	11.9%

Total recurring subscriptions	$2,449,112	$2,243,088	9.2%	7.7%
Total asset-based fees	852,464	678,599	25.6%	25.6%
Total Run Rate	$3,301,576	$2,921,687	13.0%	11.9%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands	2025	2024	2025	2024
Net income	$284,669	$305,515	$1,202,305	$1,109,128
Provision for income taxes	104,169	57,830	291,951	247,040
Other expense (income), net	74,782	41,849	219,311	172,350
Operating income	463,620	405,194	1,713,567	1,528,518
Amortization of intangible assets	40,911	42,721	169,480	164,037
Depreciation and amortization of property,
equipment and leasehold improvements	7,471	4,339	23,405	16,978
Acquisition-related integration and transaction costs(1)	—	—	—	6,951
Consolidated adjusted EBITDA	$512,002	$452,254	$1,906,452	$1,716,484

Index adjusted EBITDA	$374,016	$323,156	$1,366,008	$1,222,054
Analytics adjusted EBITDA	83,856	84,124	342,530	328,295
Sustainability and Climate adjusted EBITDA	38,173	29,698	128,477	104,708
All Other - Private Assets adjusted EBITDA	15,957	15,276	69,437	61,427
Consolidated adjusted EBITDA	$512,002	$452,254	$1,906,452	$1,716,484

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands, except per share data	2025	2024	2025	2024
Net income	$284,669	$305,515	$1,202,305	$1,109,128
Plus: Amortization of acquired intangible assets	19,808	25,815	90,606	103,041
Plus: Acquisition-related integration and transaction costs(1)	—	—	—	6,994
Plus: Write-off of deferred fees on debt extinguishment	—	—	—	1,510
Plus: Tax impact of internal legal entity restructuring(2)	38,124	—	38,124	—
Plus: Loss on investment in investee	11,768	—	11,768	—
Plus/(Less): Income tax effect(3)	(6,200)	(3,983)	(18,227)	(20,415)
Adjusted net income	$348,169	$327,347	$1,324,576	$1,200,258

Diluted EPS	$3.81	$3.90	$15.69	$14.05
Plus: Amortization of acquired intangible assets	0.27	0.33	1.18	1.30
Plus: Acquisition-related integration and transaction costs(1)	—	—	—	0.09
Plus: Write-off of deferred fees on debt extinguishment	—	—	—	0.02
Plus: Tax impact of internal legal entity restructuring(2)	0.51	—	0.50	—
Plus: Loss on investment in investee	0.16	—	0.15	—
Plus/(Less): Income tax effect(3)	(0.09)	(0.05)	(0.24)	(0.26)
Adjusted EPS	$4.66	$4.18	$17.28	$15.20

Diluted weighted average common shares outstanding	74,697	78,365	76,636	78,960

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

(2) This adjustment reflects discrete income tax expense recognized in connection with a multi-phase internal legal entity restructuring that commenced in Q4 2025 and was completed on January 4, 2026. In Q4 2025, the Company recognized discrete tax expense of $38 million related to the first phase, and expects to recognize a discrete tax benefit of approximately $88 million in 2026 related to the subsequent phases of this internal legal entity restructuring. Management excludes these discrete tax effects from non-GAAP results because they are not indicative of ongoing operating performance or the Company’s underlying tax profile. Amounts relating to 2026 tax impacts are preliminary and subject to adjustment pending finalization of tax calculations related to the restructuring.

(3) Adjustments relate to the tax effect of non-GAAP adjustments, other than the tax impact of internal legal entity restructuring which is reflected above, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2026
In thousands	2025	2024	2025	2024	Outlook(1)
Total operating expenses	$358,908	$338,315	$1,420,892	$1,327,610	$1,490,000 - $1,530,000
Amortization of intangible assets	40,911	42,721	169,480	164,037
Depreciation and amortization of property,
equipment and leasehold improvements	7,471	4,339	23,405	16,978	$185,000 - $195,000
Acquisition-related integration and transaction costs(2)	—	—	—	6,951
Consolidated adjusted EBITDA expenses	$310,526	$291,255	$1,228,007	$1,139,644	$1,305,000 - $1,335,000

Index adjusted EBITDA expenses	$105,056	$97,043	$420,800	$374,091
Analytics adjusted EBITDA expenses	98,483	88,628	371,867	346,794
Sustainability and Climate adjusted EBITDA expenses	52,087	55,521	225,438	221,893
All Other - Private Assets adjusted EBITDA expenses	54,900	50,063	209,902	196,866
Consolidated adjusted EBITDA expenses	$310,526	$291,255	$1,228,007	$1,139,644	$1,305,000 - $1,335,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2026
In thousands	2025	2024	2025	2024	Outlook(1)
Net cash provided by operating activities	$501,130	$430,633	$1,588,446	$1,501,627	$1,640,000 - $1,690,000
Capital expenditures	(12,439)	(14,247)	(39,319)	(33,762)
Capitalized software development costs	(23,851)	(21,708)	(90,542)	(81,356)
Capex	(36,290)	(35,955)	(129,861)	(115,118)	($160,000 - $170,000)
Free cash flow	$464,840	$394,678	$1,458,585	$1,386,509	$1,470,000 - $1,530,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Fourth Quarter 2025 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended December 31, 2025 and 2024
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	14.0%	7.8%	20.7%	28.2%
Impact of foreign currency exchange rate fluctuations	—%	0.1%	—%	—%
Organic operating revenue growth	14.0%	7.9%	20.7%	28.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.5%	7.1%	—%	(46.1)%
Impact of foreign currency exchange rate fluctuations	—%	—%	—%	(0.6)%
Organic operating revenue growth	5.5%	7.1%	—%	(46.7)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Sustainability and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.9%	6.1%	—%	(1.7)%
Impact of foreign currency exchange rate fluctuations	(2.8)%	(2.7)%	—%	(4.8)%
Organic operating revenue growth	3.1%	3.4%	—%	(6.5)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.4%	9.4%	—%	(47.8)%
Impact of foreign currency exchange rate fluctuations	(1.8)%	(1.8)%	—%	(0.3)%
Organic operating revenue growth	6.6%	7.6%	—%	(48.1)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.6%	7.5%	20.7%	7.1%
Impact of foreign currency exchange rate fluctuations	(0.4)%	(0.6)%	—%	(0.6)%
Organic operating revenue growth	10.2%	6.9%	20.7%	6.5%

Table 14: Full-Year 2025 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Years Ended December 31, 2025 and 2024
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.9%	8.6%	17.2%	3.5%
Impact of foreign currency exchange rate fluctuations	—%	(0.1)%	—%	—%
Organic operating revenue growth	11.9%	8.5%	17.2%	3.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.8%	5.9%	—%	2.6%
Impact of foreign currency exchange rate fluctuations	(0.1)%	(0.1)%	—%	(1.3)%
Organic operating revenue growth	5.7%	5.8%	—%	1.3%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Sustainability and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.4%	8.6%	—%	(3.2)%
Impact of foreign currency exchange rate fluctuations	(2.4)%	(2.3)%	—%	(2.6)%
Organic operating revenue growth	6.0%	6.3%	—%	(5.8)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.1%	8.8%	—%	(33.9)%
Impact of foreign currency exchange rate fluctuations	(1.0)%	(1.1)%	—%	(0.4)%
Organic operating revenue growth	7.1%	7.7%	—%	(34.3)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.7%	7.8%	17.2%	1.1%
Impact of foreign currency exchange rate fluctuations	(0.4)%	(0.6)%	—%	(0.5)%
Organic operating revenue growth	9.3%	7.2%	17.2%	0.6%